UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

Commission File Number: 000-53274

Farm Lands of Africa, Inc.
(Exact name of registrant as specified in its charter)

Nevada	83-0510954
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

401 Atlantic Suites, Europort, Gibraltar
(Address of principal executive offices)

+353 696 8961
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported in the current report on Form 8-K filed by Farm Lands of Africa, Inc., a Nevada corporation (the “Company”), with the SEC on October 4, 2012, on September 28, 2012, the Company closed transactions contemplated by that certain Share Exchange Agreement with Buddhavarapu Farms SA, a Guinea corporation (“BFS”), and shareholders of BFS, whereby the Company issued to the BFS shareholders an aggregate of 18,416,670 shares of its common stock in exchange for all issued and outstanding shares of BFS. As a result, BFS became a wholly-owned subsidiary of the Company and Buddhavarapu Investments Ltd, one of the former shareholders of BFS, became the majority holder of the Company. BFS’s fiscal year ends on December 31.

On December 31, 2012, the Board of Directors of the Company approved change in the Company’s fiscal year from September 30 to December 31 to harmonize financial reporting of the Company and BFS on a consolidated basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2013

FARM LANDS OF AFRICA, INC.

By:	/s/ Alexandra Eavis
Name: Alexandra Eavis
Title: CEO